Changes to Key Executive Bonus Plan
                    -----------------------------------



     RESOLVED, that the revised strategic goal achievement guidelines for the Key Executive Bonus Plan set forth in the following table are hereby adopted by this Committee as an amendment to the Key Executive Bonus Plan:



         Achievement Level                  % of Target Bonus Earned
         -----------------                  ------------------------

         Not Met                                   No Bonus
         Partial Achievement                      -50% - +14%
         Substantially Met                         15% - 20%
         All Met                                   21% - 25%

     FURTHER RESOLVED, the Chairman of the Board, President and Chief Executive Officer of this Corporation and his designee are hereby authorized to amend and recodify the Key Executive Bonus Plan to incorporate these strategic goal achievement guidelines consistent with the purpose of the foregoing resolution.


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